As filed with the Securities and Exchange Commission on April 11. 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	84-1597294
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Walnut Street

Boulder, Colorado 80301

(Address of principal executive offices) (Zip code)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan, as amended

(Full title of the plan)

Timothy A. Miller

President and Chief Executive Officer

Rally Software Development Corp.

3333 Walnut Street

Boulder, Colorado 80301

(303) 565-2800

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Michael L. Platt

John T. McKenna

Cooley LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

Tel: (720) 566-4000

Fax: (720) 566-4099

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– Reserved for future issuance under the 2013 Equity Incentive Plan	1,239,320	(3)	$12.38	$15,342,781.60	$1,976.15
– Reserved for future issuance under the 2013 Employee Stock Purchase Plan	495,728	(4)	$12.38	$6,137,112.64	$790.46
Total	1,735,048		N/A	$21,479,894.24	$2,766.62

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 EIP”) or 2013 Employee Stock Purchase Plan, as amended (the “2013 Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on April 7, 2014.

(3)                                  Represents an automatic increase to the number of shares available for issuance under the 2013 EIP effective February 1, 2014.  Shares available for issuance under the 2013 EIP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2013 (Registration No. 333-187889).

(4)                                  Represents an automatic increase to the number of shares available for issuance under the 2013 Purchase Plan effective February 1, 2014.  Shares available for issuance under the 2013 Purchase Plan were previously registered on a registration statement on Form S-8 filed with the SEC on April 12, 2013 (Registration No. 333-187889).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Rally Software Development Corp. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,239,320 additional shares of common stock under the Registrant’s 2013 Equity Incentive Plan and 495,728 additional shares of common stock under the Registrant’s 2013 Employee Stock Purchase Plan, as amended, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on April 12, 2013 (Registration No. 333-187889).

EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (2)	Amended and Restated Bylaws of the Registrant.

4.3 (3)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	2013 Equity Incentive Plan.

99.2(5)	2013 Employee Stock Purchase Plan, as amended.

(1)           Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35868), filed with the Securities and Exchange Commission on June 13, 2013, and incorporated herein by reference.

(2)           Filed Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35868), filed with the Securities and Exchange Commission on June 13, 2013, and incorporated herein by reference.

(3)           Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187173), originally filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(4)           Filed as Exhibit 99.2 to Registrant’s Registration Statement on Form S-8 (File No. 333-187889), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.

(5)           Filed as Exhibit 10.4 to Registrant’s Annual Report on Form 10-K (File No. 001-35868), filed with the Securities and Exchange Commission on April 11, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 11, 2014.

RALLY SOFTWARE DEVELOPMENT CORP.

By:	/s/ Timothy A. Miller
Timothy A. Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Miller and James M. Lejeal, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2014
Timothy A. Miller

/s/ James M. Lejeal	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 11, 2014
James M. Lejeal

/s/ Kenneth M. Mesikapp	Chief Accounting Officer, Vice President and Assistant Secretary (Principal Accounting Officer)	April 11, 2014
Kenneth M. Mesikapp

/s/ Thomas F. Bogan	Director	April 11, 2014
Thomas F. Bogan

/s/ Mark T. Carges	Director	April 11, 2014
Mark T. Carges

/s/ Bryan D. Stolle	Director	April 11, 2014
Bryan D. Stolle

/s/ Timothy V. Wolf	Director	April 11, 2014
Timothy V. Wolf

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (2)	Amended and Restated Bylaws of the Registrant.

4.3 (3)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	2013 Equity Incentive Plan.

99.2(5)	2013 Employee Stock Purchase Plan, as amended.

(1)           Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35868), filed with the Securities and Exchange Commission on June 13, 2013, and incorporated herein by reference.

(2)           Filed Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35868), filed with the Securities and Exchange Commission on June 13, 2013, and incorporated herein by reference.

(3)           Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187173), originally filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(4)           Filed as Exhibit 99.2 to Registrant’s Registration Statement on Form S-8 (File No. 333-187889), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.

(5)           Filed as Exhibit 10.4 to Registrant’s Annual Report on Form 10-K (File No. 001-35868), filed with the Securities and Exchange Commission on April 11, 2014, and incorporated herein by reference.